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                                                                    Exhibit 99.0

[BARR LABORATORIES, INC. GRAPHIC]
400 Chestnut Ridge Road                                             NEWS RELEASE
Woodcliff Lake, NJ 07677
201-930-3300


CONTACT:    Carol A. Cox, 201-930-3720    EMAIL:  ccox@barrlabs.com

Barr To Review Options Following District Court Ruling on Natural Biologics' Generic Premarin(R) Raw Material

WOODCLIFF LAKE, NJ - SEPTEMBER 15, 2003...Barr Laboratories, Inc. (NYSE-BRL) today acknowledged that the decision by the U.S. District Court for the District of Minnesota in the suit between Natural Biologics, LLC and Wyeth instructs Natural Biologics to withdraw its Drug Master File (DMF) for equine-based conjugated estrogens raw material from the U.S. Food & Drug Administration (FDA) and consequently, if the ruling stands, Barr will not be allowed to use the raw material in its pending application for an AB-rated conjugated estrogens product. The Company said that it would review its options regarding the application and is informed that Natural Biologics will either seek a re-hearing or appeal the District Court ruling. The ultimate resolution will depend on the outcome of these further proceedings.

"The decision by Minnesota District Court Judge Joan N. Ericksen is a set-back in our continuing efforts to develop a product that is AB-rated to Wyeth's Premarin, but we will continue our efforts to bring a generic version of Premarin to market," said Bruce L. Downey, Barr's Chairman and Chief Executive Officer.

In March 2002, Barr announced that it had signed a series of agreements with Natural Biologics to develop an "AB" rated conjugated estrogens product based on Natural Biologics' equine-based raw material and on June 30, 2003 Barr filed its application with the FDA. Barr is currently owed approximately $16 million in principal and interest by Natural Biologics under these agreements and the Company is currently evaluating the potential impact of these legal proceedings on the collectibility of these amounts.

Barr Laboratories, Inc. is engaged in the development, manufacture and marketing of generic and proprietary pharmaceuticals.

Safe Harbor Statement: To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include: the difficulty in predicting the timing and outcome of legal proceedings, including those relating to patent challenge settlements and patent infringement cases; the difficulty of predicting the timing of U.S. Food and Drug Administration, or FDA, approvals; court and FDA decisions on exclusivity
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[BARR LABORATORIES, INC. GRAPHIC]

periods; the ability of competitors to extend exclusivity periods for their products; market and customer acceptance and demand for our pharmaceutical products; reimbursement policies of third party payors; our ability to market our proprietary products; the successful integration of acquired businesses and products into our operations; the use of estimates in the preparation of our financial statements; the impact of competitive products and pricing; the ability to develop and launch new products on a timely basis; the availability of raw materials; availability of any product we purchase and sell as a distributor; the regulatory environment; fluctuations in operating results, including spending for research and development, sales and marketing and patent challenge activities; and, other risks detailed from time-to-time in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

[EDITOR'S ADVISORY: Barr Laboratories, Inc. news releases are available free of charge through PR Newswire's News On-Call site at http://www.prnewswire.com/corp /089750.html. Barr news releases and corporate information are also available on Barr's website (www.barrlabs.com). Premarin(R) is a registered trademark of Wyeth.]

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